EXHIBIT 5.1

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP]

October 20, 2003

RAE Systems Inc.

1339 Moffett Park Drive

Sunnyvale, California 94089

Re:	RAE Systems Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to RAE Systems Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the Registration Statement on Form S-3 to which this opinion is being filed as Exhibit 5.1 (the “Registration Statement”), with respect to the Company’s:

1.  Common Stock, $0.001 par value (the “Common Stock”);

2.  Convertible Preferred Stock and Preferred Stock, (collectively, the “Preferred Stock”); and

3.  Warrants to purchase Common Stock or Preferred Stock (the Common Stock, Preferred Stock and Warrants being collectively referred to herein as the “Securities”).

The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), up to a maximum aggregate offering price of $35,000,000.

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. Insofar as this opinion relates to factual matters, we have assumed without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

Warrants may be issued pursuant to a Warrant Agreement between the Company and the warrantholder or a bank or trust company as Warrant Agent. We have assumed that the Warrant Agreement(s) will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We have assumed that the Warrant Agreement(s) will be governed by California law. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party other than the Company to a Warrant Agreement or any other agreement or contract and have assumed that the same are the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments and prospectus supplements thereto), will have become effective under the Act; (ii) appropriate post-effective amendments and/or prospectus supplements will have been prepared and filed in accordance with the Act and the Rules and Regulations promulgated thereunder with the Securities and Exchange Commission (the “Commission”) describing the terms of each particular issue of Securities offered and the terms of the offering thereof; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) if applicable, a Warrant Agreement will have been duly authorized, executed and delivered by the Company and the bank, trust company or Warrant Agent, as applicable.

The opinions expressed herein are subject to the following qualifications about which we do not opine:

(a)  The enforceability of the Warrants and the Warrant Agreement(s) is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws generally affecting the rights of creditors or secured parties.

(b)  The enforceability of the Warrants and the Warrant Agreement(s) is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Warrants and the Warrant Agreement(s), these principles will require any warrantholder or a bank or trust company as Warrant Agent to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Warrants and the Warrant Agreement(s), and will preclude them from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

(c)  The enforceability of the Warrants and the Warrant Agreement(s) is subject to the effects of: (i) Section 1102 of the California UCC, which provides that obligations of good faith, diligence, reasonableness and care prescribed by the California UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable; (ii) Section 1203 of the California UCC, which imposes an obligation of good faith in the performance or enforcement of a contract; and (iii) Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

(d)  The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

(e)  Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys’ fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys’ fees in addition to other costs.

(f)  Provisions of the Warrants and the Warrant Agreement(s) requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

Based upon such examination and subject to the foregoing, we are of the opinion that:

1.  With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation Bylaws, each as amended to date, and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Common Stock has been issued and sold as contemplated by the Registration Statement and any applicable prospectus supplement and/or post-effective amendment, and (iv) the Company has received the consideration provided for in the authorizing resolutions on and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

2.  With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) appropriate Certificate(s) of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed and become effective with the Secretary of State of the State of Delaware, (iii) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and any applicable prospectus supplement and/or post-effective amendment, and (v) the Company has received the consideration provided for in the authorizing resolutions and such consideration per share is not less that the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid, and non-assessable.

3.  With respect to the Warrants, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) the Warrant Agreement(s) relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the

Warrant Agreement(s) and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement(s) and issued and sold as contemplated by the Registration Statement and any applicable prospectus supplement and/or post-effective amendment, and (v) the Company has received the consideration provided for in the authorizing resolutions, the Warrants will constitute valid and binding obligations of the Company against the Company in accordance with their respective terms.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the prospectus and any applicable prospectus supplement constituting a part thereof, as originally filed or as subsequently amended or supplemented.

Respectfully submitted,

/s/    GRAY CARY WARE & FREIDENRICH LLP

GRAY CARY WARE & FREIDENRICH LLP